UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 17, 2005
QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-30083 (Commission File Number)	95-3927330 (IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA (Address of principal executive offices)	93063 (Zip Code)
Registrant’s telephone number, including area code: (805) 583-7744
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 8, 2005, Mr. Jose M. Miyar, a member of our Board of Directors and the Chairman of our Audit Committee of the Board, unexpectedly passed away. Mr. Miyar was first elected to our Board on March 17, 2005.
     As a result of Mr. Miyar’s death, we have only two members on our Audit Committee and one vacancy. In accordance with NASD Rule 4350(d)(2)(A), we are required to have an audit committee consisting of at least three independent directors in order to remain listed on the Nasdaq National Market. In accordance with NASD Rule 4350(d)(4)(B), we have until the earlier of our next annual meeting of shareholders or one year from the date of Mr. Miyar’s death to fill the vacancy on our Audit Committee with another director meeting the requirements of Rule 4350(d)(2)(A).
     We notified Nasdaq on October 17, 2005, of our noncompliance with Rule 4350(d)(2)(A) resulting from Mr. Miyar’s death. We intend to search for a qualified candidate to fill the vacancy on our Audit Committee as expeditiously as possible, and within the time limits prescribed by Rule 4350(d)(4)(B).
     At the request of Nasdaq, we released a press release regarding the issue above on October 20, 2005.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit Number	Description
99.1	Press release issued by Qualstar, dated October 20, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION
October 20, 2005	By:	/s/ FREDERIC T. BOYER
Frederic T. Boyer
Chief Financial Officer

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